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                                                                      EXHIBIT 99

March 29, 2002

Securities and Exchange Commission
Washington, DC 20549

Gaylord Entertainment Company has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that its December 31, 2001 audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                        Very truly yours,

                                        Gaylord Entertainment Company

                                        /s/ David C. Kloeppel
                                        ----------------------------------------
                                        Executive Vice President and
                                        Chief Financial Officer